                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                      LONE STAR STEAKHOUSE & SALOON, INC.

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to tender shares pursuant to the Offer (as defined below) if certificates for shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock") of Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all documents required by the Letter of Transmittal to reach the Depositary by the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by telegraph, telex, facsimile transmission or letter to the Depositary. See Section 2 of the Offer to Purchase.

To: Wachovia Bank, N.A.

           By Hand:                  By Overnight Courier:                 By Mail:
      Wachovia Bank, N.A.             Wachovia Bank, N.A.             Wachovia Bank, N.A.
           Bldg 3C3                        Bldg 3C3                        Bldg 3C3
  1525 West W.T. Harris Blvd.     1525 West W.T. Harris Blvd.     1525 West W.T. Harris Blvd.
            NC-1153                         NC-1153                         NC-1153
   Charlotte, North Carolina       Charlotte, North Carolina       Charlotte, North Carolina
             28262                           28262                           28262

                           By Facsimile: 704-590-7628

                         For Information: 888-750-5834

                       Confirm by Telephone: 800-829-8432
                            ------------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Lone Star Steakhouse & Saloon, Inc., a Delaware corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 17, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase under the heading "Guaranteed Delivery."

--------------------------------------------------------------------------------

Name(s) of Record
Holder(s):
                 ------------------------------------------------------------
                                 (Please type or print)


Address:
                 ------------------------------------------------------------


                 ------------------------------------------------------------


Tel. No.

and Area Code:
                 ------------------------------------------------------------

Signature(s):
                 ------------------------------------------------------------
                                     SIGN HERE


Account
Number:
                 ------------------------------------------------------------


Number of
Shares:
                  ------------------------------------------------------------


Certificate Nos.
(if available):
                 ------------------------------------------------------------


If Shares will be tendered by book-entry transfer, check box:

                 [ ]  The Depository Trust Company

--------------------------------------------------------------------------------

NOTE:    SIGNATURES MUST BE PROVIDED BELOW.

         PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.

CHECK ONLY ONE BOX

IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

            [ ] $20.50                  [ ] $21.625
            [ ] $20.625                 [ ] $21.75
            [ ] $20.75                  [ ] $21.875
            [ ] $20.875                 [ ] $22.00
            [ ] $21.00                  [ ] $22.125
            [ ] $21.125                 [ ] $22.25
            [ ] $21.25                  [ ] $22.375
            [ ] $21.375                 [ ] $22.50
            [ ] $21.50

[ ] CONDITIONAL TENDER. UNLESS THIS BOX HAS BEEN COMPLETED, AND A MINIMUM
    SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL (SEE SECTIONS 1 AND 2 OF THE OFFER TO PURCHASE).

Minimum number of Shares that must be purchased if any are purchased:

Shares
      ------------------------------------------

ODD LOTS

To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially an aggregate of fewer than 100 Shares on the date of tender.

The undersigned either (check one box):

[ ] is the beneficial owner of an aggregate of fewer than 100 Shares on the date of tender, all of which are being tendered, or

[ ] is a broker, dealer, commercial bank, trust company or other nominee that
    (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner that such beneficial owner owns, on the date of tender, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a "net long position" in the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) the delivery to the Depositary, at one of its addresses set forth above, of the certificate(s) representing the Shares tendered hereby, in proper form for transfer, or to deliver to the Depositary such Shares pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or manually-signed facsimile thereof) and any other required documents, all within three (3) Nasdaq National Market trading days after the date hereof.


------------------------------------------       ------------------------------------------
               Name of Firm                                 Authorized Signature

------------------------------------------       ------------------------------------------
                 Address                                           Title

------------------------------------------       ------------------------------------------
                 Zip Code                               Name (Please type or print)



Area Code and Tel. No.                           Date:            , 2002
                      --------------------            ------------

                 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM

     The institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such institution.